As filed with the Securities and Exchange Commission on October 27, 1999.

                                               File No. 811-7038

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

     Amendment No.   10                                       (X)


                            THE MONEY MARKET PORTFOLIOS
                 (Exact Name of Registrant as Specified in Charter)

                   777 MARINERS ISLAND BLVD., SAN MATEO, CA 94404
                 (Address of Principal Executive Offices (Zip Code)

         Registrant's Telephone Number, Including Area Code (650) 312-2000

         Deborah R. Gatzek, 777 Mariners Island Blvd., San Mateo, CA 94404
                 (Name and Address of Agent for Service of Process)











                       Please Send Copy of Communications to:

                               Mark H. Plafker, Esq.
                          Stradley, Ronon, Stevens & Young
                              2600 One Commerce Square
                          Philadelphia, Pennsylvania 19102



                          THE MONEY MARKET PORTFOLIOS
                          THE MONEY MARKET PORTFOLIO
             THE U.S. GOVERNMENT SECURITIES MONEY MARKET PORTFOLIO

FORM N-1A, PART A:


Responses to Items 1 through 3 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS

MONEY MARKET PORTFOLIO

GOAL AND STRATEGY

GOAL   The fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The fund also tries to maintain a stable $1 share price.

PRINCIPAL INVESTMENTS

The fund normally invests in high-quality, short-term money market securities of domestic and foreign issuers, including U.S. government securities, repurchase agreements, bank obligations and commercial paper.

U.S. GOVERNMENT SECURITIES include marketable fixed, floating and variable rate securities issued or guaranteed by the U.S. government or its agencies, or by various instrumentalities that have been established or sponsored by the U.S. government.

A REPURCHASE AGREEMENT is an agreement to buy a security and then to sell the security back after a short period of time (generally, less than seven days) at a higher price.

BANK OBLIGATIONS, and instruments secured by bank obligations, include fixed, floating or variable rate certificates of deposit, letters of credit, time deposits, bank notes and bankers' acceptances.

COMMERCIAL PAPER typically refers to short-term obligations of banks, corporations and other borrowers with maturities of up to 270 days.

The fund maintains a dollar-weighted average portfolio maturity of 90 days or less and only buys securities:

o  with remaining maturities of 397 days or less, and
o that the manager determines present minimal credit risks and are rated in the top two short-term ratings by U.S. nationally recognized rating services (or comparable unrated securities).

MAIN RISKS

INCOME Since the fund can only distribute what it earns, the fund's distributions to shareholders may decline when interest rates fall. Because the fund limits its investments to high-quality, short-term securities, its portfolio generally will earn lower yields than a portfolio with lower-quality, longer-term securities subject to more risk.

Income risk is the risk that a fund's income will decrease due to falling interest rates.

CREDIT There is the possibility that an issuer will be unable to make interest payments and repay principal. Changes in an issuer's financial strength or in a security's credit rating may affect a security's value.

INTEREST RATE When interest rates rise, security prices fall. The opposite is also true: security prices rise when interest rates fall. In general, securities with longer maturities are more sensitive to these price changes.

MARKET A security's value may be reduced by market activity or the results of supply and demand. This is a basic risk associated with all securities. When there are more sellers than buyers, prices tend to fall. Likewise, when there are more buyers than sellers, prices tend to rise.

YEAR 2000 When evaluating current and potential portfolio positions, Year 2000 is one of the factors the manager considers.

The manager will rely upon public filings and other statements made by issuers about their Year 2000 readiness. Issuers in countries outside the U.S. may be more susceptible to Year 2000 risks and may not be required to make the same level of disclosure about Year 2000 readiness as is required in the U.S.The manager, of course, cannot audit each issuer and its major suppliers to verify their Year 2000 readiness.

If an issuer in which the fund is invested is adversely affected by Year 2000 problems, it is likely that the price of its securities also will be adversely affected. Please see Item 6 for more information.

More detailed information about the fund, its policies and risks, and short-term debt ratings can be found in Part B.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Although the fund tries to maintain a $1 share price, it is possible to lose money by investing in the fund.

FRANKLIN U.S. GOVERNMENT SECURITIES MONEY MARKET PORTFOLIO

GOAL AND STRATEGY

GOAL   The fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The fund also tries to maintain a stable $1 share price.

PRINCIPAL INVESTMENTS

The fund invests only in marketable securities issued or guaranteed by the U.S. government or which carry a guarantee supported by the full faith and credit of the U.S. government, repurchase agreements collateralized by such securities, and stripped securities (as described below). At the present time, it is the fund's policy to limit its investments to U.S. Treasury bills, notes and bonds (including stripped securities), and repurchase agreements collateralized only by such securities.

A REPURCHASE AGREEMENT is an agreement to buy a security and then to sell the security back after a short period of time (generally, less than seven days) at a higher price.

STRIPPED SECURITIES are the separate income and principal components of a debt security. Once the securities have been stripped they are referred to as zero coupon securities. The fund only intends to buy stripped securities that are issued or guaranteed by the U.S. Treasury.

The fund maintains a dollar-weighted average portfolio maturity of 90 days or less and only buys securities:

o  with remaining maturities of 397 days or less, and
o that the manager determines present minimal credit risks and are rated in the top two short-term ratings by U.S. nationally recognized rating services (or comparable unrated securities).

MAIN RISKS

INCOME Since the fund can only distribute what it earns, the fund's distributions to shareholders may decline when interest rates fall. Because the fund limits its investments to high-quality, short-term securities, its portfolio generally will earn lower yields than a portfolio with lower-quality, longer-term securities subject to more risk.

Income risk is the risk that a fund's income will decrease due to falling interest rates.

CREDIT There is the possibility that an issuer will be unable to make interest payments and repay principal. Changes in an issuer's financial strength or in a security's credit rating may affect a security's value.

INTEREST RATE When interest rates rise, security prices fall. The opposite is also true: security prices rise when interest rates fall. In general, securities with longer maturities are more sensitive to these price changes.

MARKET A security's value may be reduced by market activity or the results of supply and demand. This is a basic risk associated with all securities. When there are more sellers than buyers, prices tend to fall. Likewise, when there are more buyers than sellers, prices tend to rise.

DERIVATIVE SECURITIES Stripped securities are considered derivative investments, since their value depends on the value of the underlying asset to be purchased or sold. The fund's investment in derivatives may involve a small investment relative to the amount of risk assumed. To the extent the fund enters into these transactions, their success will depend on the manager's ability to predict market movements. Stripped securities do not make periodic payments of interest prior to maturity and the stripping of the interest coupons causes them to be offered at a discount from their face amount. This results in the securities being subject to greater fluctuations in response to changing interest rates than interest-paying securities of similar maturities.

YEAR 2000 When evaluating current and potential portfolio positions, Year 2000 is one of the factors the manager considers.

The manager will rely upon public filings and other statements made by issuers about their Year 2000 readiness. The manager, of course, cannot audit each issuer and its major suppliers to verify their Year 2000 readiness.

If an issuer in which the fund is invested is adversely affected by Year 2000 problems, it is likely that the price of its securities also will be adversely affected. Please see Item 6 for more information.

More detailed information about the fund, its policies and risks, and short-term debt ratings can be found in the fund's Statement of Additional Information (SAI).

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Although the fund tries to maintain a $1 share price, it is possible to lose money by investing in the fund.

ITEM 5. MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

The response to Item 5 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

(A) MANAGEMENT

      (1) INVESTMENT ADVISER

Franklin Advisers, Inc. (Advisers), 777 Mariners Island Blvd., San Mateo, CA 94404, is each fund's investment manager. Together, Advisers and its affiliates manage over $218 billion in assets.

Each fund pays the manager a fee for managing the fund's assets and making its investment decisions. For the fiscal year ended June 30, 1999, management fees, before any advance waiver, were 0.15% of each fund's average daily net assets. Under an agreement by the manager to limit its fees, each fund paid 0.15% of its average daily net assets to the manager. The manager may end this arrangement at any time upon notice to the funds' board of trustees.

YEAR 2000 PROBLEM Each fund's business operations depend on a worldwide network of computer systems that contain date fields, including securities trading systems, securities transfer agent operations and stock market links. Many of the systems currently use a two digit date field to represent the date, and unless these systems are changed or modified, they may not be able to distinguish the Year 1900 from the Year 2000 (commonly referred to as the Year 2000 problem). In addition, the fact that the Year 2000 is a leap year may create difficulties for some systems.

When the Year 2000 arrives, a fund's operations could be adversely affected if the computer systems used by the manager, its service providers and other third parties it does business with are not Year 2000 ready. For example, a fund's portfolio and operational areas could be impacted, including securities trade processing, interest and dividend payments, securities pricing, shareholder account services, reporting, custody functions and others.

Each fund's manager and its affiliated service providers are making a concerted effort to take steps they believe are reasonably designed to address their Year 2000 problems. Of course, a fund's ability to reduce the effects of the Year 2000 problem is also very much dependent upon the efforts of third parties over which the fund and its manager may have no control.

ITEM 7.  SHAREHOLDER INFORMATION

(A) PRICING OF FUND SHARES

Each fund calculates its NAV per share at 3:00 p.m. pacific time, each day the New York Stock Exchange is open, by dividing its net assets by the number of shares outstanding. The fund's assets are generally valued at their amortized cost.

Requests to buy and sell shares are processed at the NAV next calculated after the fund receives a request in proper form.

(B) PURCHASE OF FUND SHARES

The funds' shares have not been registered under the Securities Act of 1933 (1933 Act), which means they may not be sold publicly. The funds' shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

Shares of each fund are sold only to other investment companies. Funds should be wired to the fund's bank account at Bank of America, for credit to the fund's account. All investments in the fund are credited to the shareholder's account in the form of full and fractional shares of the fund (rounded to the nearest 1/1000 of a share). The funds do not issue share certificates.

Shares of each fund generally may be purchased on any day the fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the fund's custodian are closed.

(C) REDEMPTION OF FUND SHARES

As stated above, the funds' shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the funds are open for business and are effected at the NAV next calculated after the fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the funds may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

ADDITIONAL POLICIES Please note that the funds maintain additional policies and reserve certain rights, including:

o In unusual circumstances, we may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

o For redemptions over a certain amount, each fund reserves the right to make payments in securities or other assets of the fund, in the case of an emergency or if the payment by check or wire would be harmful to existing shareholders.

(D) DIVIDENDS AND DISTRIBUTIONS

The funds' shares have not been registered under the Securities Act of 1933 (1933 Act), which means they may not be sold publicly. The funds' shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

Each fund declares dividends for each day that the fund's net asset value is calculated, payable to shareholders of record as of the close of business that day. The amount of dividends may fluctuate from day to day and dividends may be omitted on some days, depending on changes in the factors that comprise the fund's net investment income. THE FUND DOES NOT PAY "INTEREST"
OR GUARANTEE ANY AMOUNT OF DIVIDENDS OR RETURN ON AN INVESTMENT IN ITS SHARES.

Dividends are automatically reinvested monthly in the form of additional shares of the fund at the net asset value per share at the close of business on the last business day of the month. Shareholders may request to have their dividends paid out monthly in cash by notifying the fund.

The daily dividend includes accrued interest and any original issue and market discount, plus or minus any gain or loss on the sale of portfolio securities and changes in unrealized appreciation or depreciation in portfolio securities (to the extent required to maintain a stable net asset value per share) less amortization of any premium paid on the purchase of portfolio securities and the estimated expenses of the fund.

(E) TAX CONSEQUENCES

In general, fund distributions are taxable to investors as ordinary income. This is true whether investors reinvest their distributions in additional fund shares or receive them in cash.

By law, a fund must withhold 31% of an investor's taxable distributions and proceeds if the investor does not provide his or her correct social security or taxpayer identification number, or if the IRS instructs the fund to do so.

Every January, investors will receive a statement that shows the tax status of distributions they received for the previous year. Distributions declared in December but paid in January are taxable as if they were paid in December.

Because the funds expect to maintain a $1.00 net asset value per share, investors should not have any gain or loss on the sale of their fund shares. For tax purposes, an exchange of fund shares for shares of a different Franklin Templeton Fund is the same as a sale.

Fund distributions generally will be subject to state and local income tax. It is anticipated that no portion of fund distributions will qualify for exemption from state and local taxes as dividends paid from interest earned on direct obligations of the U.S. government. Non-U.S. investors may be subject to U.S. withholding and estate tax. Investors should consult their tax advisors about federal, state, local and foreign tax consequences of their investment in a fund.

ITEM 8. DISTRIBUTION ARRANGEMENTS

      Not Applicable

ITEM 9. FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 9 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.



                          THE MONEY MARKET PORTFOLIOS
                          THE MONEY MARKET PORTFOLIO
             THE U.S. GOVERNMENT SECURITIES MONEY MARKET PORTFOLIO

FORM N-1A, PART B:

ITEM 10. COVER PAGE  AND TABLE OF CONTENTS

     Not Applicable

ITEM 11. FUND HISTORY

The Money Market Portfolios (trust), an open-end management investment company, commonly called a mutual fund. The trust was organized as a Delaware business trust on June 16, 1992. Currently, the trust has two series, the shares of beneficial interest of which are available only to other investment companies.

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

GOALS AND STRATEGIES

The investment goal of each fund is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. This goal is fundamental, which means it may not be changed without shareholder approval. Each fund also tries to maintain a stable $1 share price.

U.S. GOVERNMENT SECURITIES As a fundamental policy, the U.S. Government Securities Money Market Portfolio (U.S. Securities Fund) may invest only in obligations, including U.S. Treasury bills, notes, bonds and securities of the Government National Mortgage Association (popularly called "GNMAs" or "Ginnie Maes") and the Federal Housing Administration, which are issued or guaranteed by the U.S. government or that carry a guarantee supported by the full faith and credit of the U.S. government, repurchase agreements collateralized only by such securities, and stripped securities. At the present time, it is the policy of the U.S. Securities Fund to limit its investments to U.S. Treasury bills, notes and bonds (including stripped securities) and repurchase agreements collateralized only by such securities. This policy may only be changed upon 30 days' written notice to shareholders and to the National Association of Insurance Commissioners.

The Money Market Portfolio (Money Fund) may invest in most types of U.S. government securities. Some U.S. government securities, including U.S. Treasury bills, notes and bonds and securities of the Government National Mortgage Association are issued or guaranteed by the U.S. government or carry a guarantee that is supported by the full faith and credit of the U.S. government. Other U.S. government securities are issued or guaranteed by federal agencies or government-sponsored enterprises and are not considered direct obligations of the U.S. government. Instead, they involve sponsorship or guarantees by government agencies or enterprises. For example, some securities are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of the Federal Home Loan Bank. Others, such as obligations of the Federal Farm Credit Banks Funding Corporation, are supported only by the credit of the instrumentality.

BANK OBLIGATIONS The Money Fund may invest in obligations of U.S. banks, foreign branches of U.S. or foreign banks, and U.S. branches of foreign banks. These obligations may include deposits that are fully insured by the U.S. government, its agencies or instrumentalities, such as deposits in banking and savings institutions up to the current limit of the insurance on principal provided by the Federal Deposit Insurance Corporation. Deposits are frequently combined in larger units by an intermediate bank or other institution.

The Money Fund will invest in these obligations or instruments issued by banks and savings institutions with assets of at least $1 billion. Time deposits are non-negotiable deposits that are held in a banking institution for a specified time at a stated interest rate. The Money Fund may not invest more than 10% of its assets in time deposits with more than seven days to maturity.

The Money Fund may invest in an obligation issued by a branch of a bank only if the parent bank has assets of at least $5 billion, and may invest only up to 25% of its assets in obligations of foreign branches of U.S. or foreign banks. The Money Fund may, however, invest more than 25% of its assets in certain domestic bank obligations, including U.S. branches of foreign banks.

VARIABLE MASTER DEMAND NOTES are a type of commercial paper in which the Money Fund may invest. They are direct arrangements between a lender and a borrower that allow daily changes to the amount borrowed and to the interest rate. The Money Fund, as lender, may increase or decrease the amount provided by the note agreement, and the borrower may repay up to the full amount of the note without penalty. Typically, the borrower may also set the interest rate daily, usually at a rate that is the same or similar to the interest rate on other commercial paper issued by the borrower. The Money Fund does not have any limit on the amount of its assets that may be invested in variable master demand notes and may invest only in variable master demand notes of U.S. issuers.

Because variable master demand notes are direct lending arrangements between the lender and the borrower, they generally are not traded and do not have a secondary market. They are, however, redeemable at face value plus accrued interest at any time, although the Money Fund's ability to redeem a note is dependent on the ability of the borrower to pay the principal and interest on demand. When determining whether to invest in a variable master demand note, the manager considers, among other things, the earnings power, cash flow and other liquidity ratios of the issuer.

ASSET-BACKED SECURITIES in which the Money Fund may invest are typically commercial paper backed by the loans or accounts receivable of an entity, such as a bank or credit card company. The issuer intends to repay using the assets backing the securities (once collected). Therefore, repayment depends largely on the cash-flows generated by the assets backing the securities. Sometimes the credit support for these securities is limited to the underlying assets. In other cases it may be provided by a third party through a letter of credit or insurance guarantee.

Repayment of these securities is intended to be obtained from an identified pool of diversified assets, typically receivables related to a particular industry, such as asset-backed securities related to credit card receivables, automobile receivables, trade receivables or diversified financial assets. The credit quality of most asset-backed commercial paper depends primarily on the credit quality of the assets underlying the securities, how well the entity issuing the security is insulated from the credit risk of the originator (or any other affiliated entities) and the amount and quality of any credit support provided to the securities.

Asset-backed commercial paper is often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on these underlying assets to make payment, the securities may contain elements of credit support. The credit support falls into two categories: liquidity protection and protection against ultimate default on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion. Protection against ultimate default ensures payment on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained from third parties, through various means of structuring the transaction or through a combination of these approaches. The degree of credit support provided on each issue is based generally on historical information respecting the level of credit risk associated with the payments. Delinquency or loss that exceeds the anticipated amount could adversely impact the return on an investment in an asset-backed security.

CORPORATE OBLIGATIONS in which the Money Fund may invest include fixed, floating and variable rate bonds, debentures or notes.

COMMERCIAL PAPER The Money Fund may invest in commercial paper of domestic and foreign issuers.

STRIPPED SECURITIES are the separate income and principal components of a debt security. Once the securities have been stripped they are referred to as zero coupon securities. Their risks are similar to those of other money market securities although they may be more volatile. Stripped securities do not make periodic payments of interest prior to maturity and the stripping of the interest coupons causes them to be offered at a discount from their face amount. This results in the securities being subject to greater fluctuations in response to changing interest rates than interest-paying securities of similar maturities.

Each fund only intends to buy stripped securities that are issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. government.

MUNICIPAL SECURITIES The Money Fund may invest up to 10% of its assets in taxable municipal securities. Municipal securities are issued by or on behalf of states, territories or possessions of the U.S., the District of Columbia, or their political subdivisions, agencies or instrumentalities. They are generally issued to raise money for various public purposes, such as constructing public facilities and making loans to public institutions. Certain types of municipal securities are issued to provide funding for privately operated facilities and are generally taxable.

DIVERSIFICATION Each fund is a diversified fund. As fundamental policies, each fund: (a) may not buy a security if, with respect to 75% of its total assets, more than 5% would be invested in the securities of any one issuer, and (b) may not invest in a security if the fund would own more than 10% of the outstanding voting securities of any one issuer. These limitations do not apply to obligations issued or guaranteed by the U.S. government or its instrumentalities.

As money market funds, however, the funds must follow certain procedures required by federal securities laws that may be more restrictive than some of the funds' other policies or investment restrictions. With respect to diversification, these procedures require that each fund not invest more than 5% of its total assets in securities of a single issuer, other than U.S. government securities, although it may invest up to 25% of its total assets in securities of a single issuer that are rated in the highest rating category for a period of up to three business days after purchase. Each fund also must not invest more than (a) the greater of 1% of its total assets or $1 million in securities issued by a single issuer that are rated in the second highest rating category; and (b) 5% of its total assets in securities rated in the second highest rating category. These procedures are fundamental policies of each fund. See "Investment restrictions."

WHEN-ISSUED OR DELAYED-DELIVERY TRANSACTIONS are those where payment and delivery for the security take place at a future date. Since the market price of the security may fluctuate during the time before payment and delivery, the fund assumes the risk that the value of the security at delivery may be more or less than the purchase price. When the Money Fund is the buyer in the transaction, it will maintain cash or liquid securities, with an aggregate value equal to the amount of its purchase commitments, in a segregated account with its custodian bank until payment is made. The Money Fund will not engage in when-issued and delayed-delivery transactions for investment leverage purposes.

REPURCHASE AGREEMENTS Each fund generally will have a portion of its assets in cash or cash equivalents for a variety of reasons, including waiting for a special investment opportunity or taking a defensive position. To earn income on this portion of its assets, each fund may enter into repurchase agreements. Under a repurchase agreement, a fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to the fund's custodian securities with an initial market value of at least 102% of the dollar amount invested by the fund in each repurchase agreement. The manager will monitor the value of such securities daily to determine that the value equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon a fund's ability to sell the underlying securities. The funds will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction. Both funds may enter into repurchase agreements with certain U.S. and foreign banks and broker-dealers.

LOANS OF PORTFOLIO SECURITIES To generate additional income, each fund may lend certain of its portfolio securities to qualified banks and broker-dealers. These loans may not exceed 25% of the value of the Money Fund's total assets and 10% of the value of the U.S. Securities Fund's total assets, measured at the time of the most recent loan. For each loan, the borrower must maintain with the Money Fund's custodian collateral (consisting of cash) and with the U.S. Securities Fund's custodian collateral (consisting of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, or irrevocable letters of credit) with a value at least equal to 100% of the current market value of the loaned securities. The funds retain all or a portion of the interest received on investment of the cash collateral or receive a fee from the borrower. The funds also continue to receive any distributions paid on the loaned securities. The funds may terminate the loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

Where voting rights with respect to the loaned securities pass with the lending of the securities, the manager intends to call the loaned securities to vote proxies, or to use other practicable and legally enforceable means to obtain voting rights, when the manager has knowledge that, in its opinion, a material event affecting the loaned securities will occur or the manager otherwise believes it necessary to vote. As with other extensions of credit there are risks of delay in recovery or even loss of rights in collateral in the event of default or insolvency of the borrower. The funds will loan their securities only to parties who meet creditworthiness standards approved by the funds' board of trustees, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan.

BORROWING The Money Fund may borrow up to 5% of its total assets from banks for temporary or emergency purposes. The maximum amount the U.S. Securities Fund may borrow from banks for such purposes is 10% of its total assets. The funds will not make any new investments while any outstanding loans exceed 5% of its total assets.

ILLIQUID INVESTMENTS The Money Fund's policy is not to invest more than 10% of its net assets in illiquid securities. Illiquid securities are generally securities that cannot be sold within seven days in the normal course of business at approximately the amount at which the Money Fund has valued them.

OTHER LIMITATIONS The Money Fund may not invest more than 5% of its total assets in securities of companies, including predecessors, that have been in continuous operation for less than three years. The Money Fund also may not invest more than 25% of its total assets in any particular industry, although it may invest more than 25% of its assets in certain domestic bank obligations. These limitations do not apply to U.S. government securities, federal agency obligations, or repurchase agreements fully collateralized by U.S. government securities. There are, however, certain tax diversification requirements that may apply to investments in repurchase agreements and other securities that are not treated as U.S. government securities under the Internal Revenue Code.

INVESTMENT RESTRICTIONS Each fund has adopted the following restrictions as fundamental policies. This means they may only be changed if the change is approved by (i) more than 50% of the fund's outstanding shares or (ii) 67% or more of the fund's shares present at a shareholder meeting if more than 50% of the fund's outstanding shares are represented at the meeting in person or by proxy, whichever is less.

Each fund may not:

      1. Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in any amount up to 5% of the Money Fund's total asset value and up to 10% of the U.S. Securities Fund's total asset value.

      2. Make loans, except (a) through the purchase of debt securities in accordance with the investment goals and policies of the fund, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, or (c) by the loan of its portfolio securities in accordance with the policies described above.

      3. Invest in any issuer for purposes of exercising control or management.

      4. Buy any securities "on margin" or sell any securities "short," except that it may use such short-term credits as are necessary for the clearance of transactions.

      5. Purchase securities, in private placements or in other transactions, for which there are legal or contractual restrictions on resale and are not readily marketable, or enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the total assets of the fund would be invested in such securities or repurchase agreements.

      6. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, or reorganization.

      7. Invest more than 25% of its assets in securities of any industry, although for purposes of this limitation, U.S. government obligations are not considered to be part of any industry. This prohibition does not apply where the policies of the fund as described in Part A specify otherwise.

      8. Act as underwriter of securities issued by other persons except insofar as the Trust may technically be deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

      9. Purchase securities from or sell to the Trust's officers and trustees, or any firm of which any officer or trustee is a member, as principal, or retain securities of any issuer if, to the knowledge of the Trust, one or more of the Trust's officers, trustees, or Advisers own beneficially more than 1/2 of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

      10. Acquire, lease or hold real estate, provided that this limitation shall not prohibit the purchase of municipal and other debt securities secured by real estate or interests therein.

      11. Invest in commodities and commodity contracts, puts, calls, straddles, spreads, or any combination thereof, or interests in oil, gas, or other mineral exploration or development programs, except that it may purchase, hold, and dispose of "obligations with puts attached" or write covered call options in accordance with its stated investment policies.

If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities or the amount of the fund's assets will not be considered a violation of any of the foregoing restrictions.

In addition to these fundamental policies, it is the present policy of each fund (which may be changed without the approval of shareholders) not to invest in real estate limited partnerships (investments in marketable securities issued by real estate investment trusts are not subject to this restriction) or in interests (other than publicly traded equity securities) in oil, gas, or other mineral leases, exploration or development.

As a fundamental policy (which may not be changed without shareholder approval), the Money Fund may not purchase any securities other than obligations of the U.S. government, its agencies or instrumentalities, if, immediately after such purchase, more than 5% of its total assets would be invested in securities of any one issuer with respect to 75% of the Money Fund's total assets, or more than 10% of the outstanding voting securities of any one issuer would be owned by the Money Fund. In accordance with procedures adopted pursuant to Rule 2a-7, the Money Fund will not invest more than 5% of the Money Fund's total assets in Eligible Securities of a single issuer, other than U.S. government securities

RISKS

There is no assurance that the funds will meet their investment goals. Investments in securities that have potential to increase in value may be subject to a greater degree of risk and may be more volatile than other types of investments.

The value of your shares will increase as the value of the securities owned by the fund increases and will decrease as the value of the fund's investments decrease. In this way, you participate in any change in the value of the securities owned by the fund. In addition to the factors that affect the value of any particular security that the fund owns, the value of fund shares may also change with movements in the stock market as a whole.

FOREIGN SECURITIES The value of foreign (and U.S.) securities that the Money Fund may hold is affected by general economic conditions and individual company and industry earnings prospects. While foreign securities may offer significant opportunities for gain, they also involve additional risks that can increase the potential for losses in the fund.

The political, economic and social structures of some countries the fund invests in may be less stable and more volatile than those in the U.S. The risks of investing in these countries include the possibility of the imposition of exchange controls, expropriation, restrictions on removal of currency or other assets, nationalization of assets and punitive taxes.

There may be less publicly available information about a foreign company or government than about a U.S. company or public entity. Certain countries' financial markets and services are less developed than those in the U.S. or other major economies. As a result, they may not have uniform accounting, auditing and financial reporting standards and may have less government supervision of financial markets. Foreign securities markets may have substantially lower trading volumes than U.S. markets, resulting in less liquidity and more volatility than experienced in the U.S. Transaction costs on foreign securities markets are generally higher than in the U.S. The settlement practices may be cumbersome and result in delays that may affect portfolio liquidity. The fund may have greater difficulty exercising rights, pursuing legal remedies, and obtaining judgments with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts.

DERIVATIVES Each fund's transactions in stripped securities involve certain risks. These risks include, among others, the risk that the price movements in the underlying securities correlate with price movements in the relevant portion of the fund's portfolio, or that there may be a negative correlation that would result in a loss on both the underlying security and the derivative security. The fund bears the risk in the same amount as the instrument it has purchased.

13. MANAGEMENT OF THE FUND

     (A) BOARD OF TRUSTEES

The trust has a board of trustees. The board is responsible for the overall management of the trust, including general supervision and review of each fund's investment activities. The board, in turn, elects the officers of the trust who are responsible for administering the trust's day-to-day operations.

     (B) MANAGEMENT INFORMATION

The affiliations of the officers and board members and their principal occupations for the past five years are shown below.

                                               PRINCIPAL
NAME, AGE AND ADDRESS   POSITIONS HELD WITH    OCCUPATION(S) DURING
                        THE TRUST              THE PAST FIVE YEARS

Frank H. Abbott, III (78)
1045 Sansome Street, San Francisco, CA 94111
TRUSTEE

President and Director, Abbott Corporation (an investment company); director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, Director, MotherLode Gold Mines Consolidated (gold mining) (until 1996) and Vacu-Dry Co. (food processing) (until 1996).

Harris J. Ashton (67)
191 Clapboard Ridge Road, Greenwich, CT 06830
TRUSTEE

Director, RBC Holdings, Inc. (bank holding company) and Bar-S Foods (meat packing company); director or trustee, as the case may be, of 47 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).

Robert F. Carlson (71)
2120 Lambeth Way, Carmichael, CA 95608
TRUSTEE

Member and past President, Board of Administration, California Public Employees Retirement Systems (CALPERS); director or trustee, as the case may be, of nine of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, member and Chairman of the Board, Sutter Community Hospitals, member, Corporate Board, Blue Shield of California, and Chief Counsel, California Department of Transportation.

S. Joseph Fortunato (67)
Park Avenue at Morris County, P.O. Box 1945
Morristown, NJ 07962-1945
TRUSTEE

Member of the law firm of Pitney, Hardin, Kipp & Szuch; and director or trustee, as the case may be, of 49 of the investment companies in the Franklin Templeton Group of Funds.

*Charles B. Johnson (66)
777 Mariners Island Blvd., San Mateo, CA 94404
CHAIRMAN OF THE BOARD AND TRUSTEE


President, Chief Executive Officer and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Advisers, Inc., Franklin Investment Advisory Services, Inc. and Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc. and Franklin Templeton Services, Inc.; officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 48 of the investment companies in the Franklin Templeton Group of Funds.

*Charles E. Johnson (43)
500 East Broward Blvd., Fort Lauderdale, FL 33394-3091
PRESIDENT AND TRUSTEE

Senior Vice President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc.; Chairman and Director, Templeton Investment Counsel, Inc.; Vice President, Franklin Advisers, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 32 of the investment companies in the Franklin Templeton Group of Funds.

*Rupert H. Johnson, Jr. (59)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT AND TRUSTEE

Executive Vice President and Director, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; President and Director, Franklin Advisers, Inc. and Franklin Investment Advisory Services, Inc.; Senior Vice President, Franklin Advisory Services, LLC; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 51 of the investment companies in the Franklin Templeton Group of Funds.

Frank W.T. LaHaye (70)
20833 Stevens Creek Blvd., Suite 102, Cupertino, CA 95014
TRUSTEE

General Partner, Miller & LaHaye, which is the General Partner of Peregrine Ventures II (venture capital firm); director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, Director, Fischer Imaging Corporation (medical imaging systems), Digital Transmission Systems, Inc. (wireless communications) and Quarterdeck Corporation (software firm), and General Partner, Peregrine Associates, which was the General Partner of Peregrine Ventures (venture capital firm).

Gordon S. Macklin (71)
8212 Burning Tree Road, Bethesda, MD 20817
TRUSTEE

Director, Fund American Enterprises Holdings, Inc. (holding company), Martek Biosciences Corporation, MCI WorldCom (information services), MedImmune, Inc. (biotechnology), Spacehab, Inc. (aerospace services) and Real 3D (software); director or trustee, as the case may be, of 47 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, Chairman, White River Corporation (financial services) and Hambrecht and Quist Group (investment banking), and President, National Association of Securities Dealers, Inc.

Harmon E. Burns (54)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT

Executive Vice President and Director, Franklin Resources, Inc., Franklin Templeton Distributors, Inc. and Franklin Templeton Services, Inc.; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin Investment Advisory Services, Inc. and Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 51 of the investment companies in the Franklin Templeton Group of Funds.

Martin L. Flanagan (39)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Senior Vice President and Chief Financial Officer, Franklin Resources, Inc., Franklin/Templeton Investor Services, Inc. and Franklin Mutual Advisers, LLC; Executive Vice President, Chief Financial Officer and Director, Templeton Worldwide, Inc.; Executive Vice President, Chief Operating Officer and Director, Templeton Investment Counsel, Inc.; Executive Vice President and Chief Financial Officer, Franklin Advisers, Inc.; Chief Financial Officer, Franklin Advisory Services, LLC and Franklin Investment Advisory Services, Inc.; President and Director, Franklin Templeton Services, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 51 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek (50)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT AND SECRETARY

Senior Vice President and General Counsel, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Services, Inc. and Franklin Templeton Distributors, Inc.; Executive Vice President, Franklin Advisers, Inc.; Vice President, Franklin Advisory Services, LLC and Franklin Mutual Advisers, LLC; Vice President, Chief Legal Officer and Chief Operating Officer, Franklin Investment Advisory Services, Inc.; and officer of 52 of the investment companies in the Franklin Templeton Group of Funds.

Diomedes Loo-Tam (60)
777 Mariners Island Blvd., San Mateo, CA 94404
TREASURER AND PRINCIPAL ACCOUNTING OFFICER

Senior Vice President, Franklin Templeton Services, Inc.; and officer of 32 of the investment companies in the Franklin Templeton Group of Funds.

Edward V. McVey (62)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT

Senior Vice President and National Sales Manager, Franklin Templeton Distributors, Inc.; and officer of 28 of the investment companies in the Franklin Templeton Group of Funds.

R. Martin Wiskemann (72)
777 Mariners Island Blvd., San Mateo, CA 94404
VICE PRESIDENT

Senior Vice President, Portfolio Manager and Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Management, Inc.; Vice President and Director, ILA Financial Services, Inc.; and officer and/or director or trustee, as the case may be, of 15 of the investment companies in the Franklin Templeton Group of Funds.

*This board member is considered an "interested person" under federal securities laws.

Note: Charles B. Johnson and Rupert H. Johnson, Jr. are brothers and the father and uncle, respectively, of Charles E. Johnson.

Currently, the trust does not pay fees to noninterested board members fees. Board members who serve on the audit committee of the trust and other funds in the Franklin Templeton Group of Funds receive a flat fee of $2,000 per committee meeting attended, a portion of which is allocated to the trust. Members of a committee are not compensated for any committee meeting held on the day of a board meeting. Noninterested board members may also serve as directors or trustees of other funds in the Franklin Templeton Group of Funds and may receive fees from these funds for their services. The fees payable to noninterested board members by the trust are subject to reductions resulting from fee caps limiting the amount of fees payable to board members who serve on other boards within the Franklin Templeton Group of Funds. The following table provides the total fees paid to noninterested board members by the Franklin Templeton Group of Funds.

                                         NUMBER OF BOARDS
                        TOTAL FEES       IN THE FRANKLIN
                       RECEIVED FROM     TEMPLETON GROUP
                       THE FRANKLIN        OF FUNDS ON
        NAME          TEMPLETON GROUP       WHICH EACH
                       OF FUNDS 1 ($)        SERVES 2
---------------------------------------------------------
Frank H. Abbott, III      166,614             27
Harris J. Ashton          361,157             47
Robert F. Carlson          78,052              9
S. Joseph Fortunato       367,835             49
Frank W.T. LaHaye         171,536             27
Gordon S. Macklin         361,157             47

1. For the calendar year ended December 31, 1998.
2. We base the number of boards on the number of registered investment companies in the Franklin Templeton Group of Funds. This number does not include the total number of series or funds within each investment company for which the board members are responsible. The Franklin Templeton Group of Funds currently includes 53 registered investment companies, with approximately 156 U.S. based funds or series.

Noninterested board members are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Group of Funds for which they serve as director or trustee. No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the fund or other funds in the Franklin Templeton Group of Funds. Certain officers or board members who are shareholders of Franklin Resources, Inc. may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

Board members historically have followed a policy of having substantial investments in one or more of the funds in the Franklin Templeton Group of Funds, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual fees paid such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

(a) As of October 15, 1999, the principal shareholders of the funds, beneficial or of record, were as follows:

NAME AND ADDRESS                            PERCENTAGE (%)
-------------------------------------------------------------
MONEY FUND
IFT Money Market Portfolio (140)                12.93
777 Mariners Island Blvd.
San Mateo, CA 94404-1584

Franklin Money Fund (111)                       79.85
777 Mariners Island Blvd.
San Mateo, CA 94404-1584

U.S. SECURITIES FUND
IFT Franklin U.S. Government Securities         34.97
Money Market Portfolio (142)
777 Mariners Island Blvd.
San Mateo, CA 94404-1584

Franklin Federal Money Fund (113)               65.03
777 Mariners Island Blvd.
San Mateo, CA 94404-1584

Franklin Money Fund and Franklin Federal Money Fund could each be deemed to control the respective fund, as that term is defined under the Investment Company Act of 1940 Act. Franklin Money Fund and Franklin Federal Money Fund were both organized as California corporations and are located at the address of the registrant set forth on the cover of this amendment to the registration statement.

(b) Except for the companies referred to above, no other person was known to hold beneficially or of record more than 5% of either fund's outstanding shares.

(c) As of October 15, 1999, the officers and board members did not own of record or beneficially any shares of either fund. The board members may own shares in other funds in the Franklin Templeton Group of Funds.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

MANAGER AND SERVICES PROVIDED Each fund's manager is Franklin Advisers, Inc. The manager is wholly owned by Franklin Resources, Inc. (Resources), a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources.

The manager provides investment research and portfolio management services, and selects the securities for the fund to buy, hold or sell. The manager also selects the brokers who execute the fund's portfolio transactions. The manager provides periodic reports to the board, which reviews and supervises the manager's investment activities. To protect the fund, the manager and its officers, directors and employees are covered by fidelity insurance.

The manager and its affiliates manage numerous other investment companies and accounts. The manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the manager on behalf of the fund. Similarly, with respect to the fund, the manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The manager is not obligated to refrain from investing in securities held by the fund or other funds it manages. Of course, any transactions for the accounts of the manager and other access persons will be made in compliance with the fund's code of ethics.

Under the fund's code of ethics, employees of the Franklin Templeton Group who are access persons may engage in personal securities transactions subject to the following general restrictions and procedures: (i) the trade must receive advance clearance from a compliance officer and must be completed by the close of the business day following the day clearance is granted; (ii) copies of all brokerage confirmations and statements must be sent to a compliance officer; (iii) all brokerage accounts must be disclosed on an annual basis; and (iv) access persons involved in preparing and making investment decisions must, in addition to (i), (ii) and (iii) above, file annual reports of their securities holdings each January and inform the compliance officer (or other designated personnel) if they own a security that is being considered for a fund or other client transaction or if they are recommending a security in which they have an ownership interest for purchase or sale by a fund or other client.

The manager also provides certain administrative services and facilities for each fund. These include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements.

MANAGEMENT FEES Each fund pays the manager a fee equal to an annual rate of 0.15%.

The fee is computed at the close of business each day.

For the last three fiscal years ended June 30, the funds paid the following management fees:

                               MANAGEMENT FEES PAID ($)
--------------------------------------------------------------------
                            1999           1998           1997

MONEY FUND 1             3,900,807     2,830,858       2,429,509
U.S. SECURITIES FUND 2     430,179       367,433         364,509
--------------------------------------------------------------------

1. For the fiscal years ended 1999, 1998 and 1997, management fees, before any advance waiver, totaled $3,996,761, $2,963,304 and $2,547,891, respectively. Under an agreement by the manager to limit its fees, the fund paid the management fees shown.
2. For the fiscal years ended 1998, 1997 and 1996, management fees, before any advance waiver, totaled $437,891, $394,321 and $404,358, respectively. Under an agreement by the manager to limit its fees, the fund paid the management fees shown.

SHAREHOLDER SERVICING AND TRANSFER AGENT Franklin/Templeton Investor Services, Inc. (Investor Services) is the funds' shareholder servicing agent and acts as the funds' transfer agent and dividend-paying agent. Investor Services is located at 777 Mariners Island Blvd., P.O. Box 7777, San Mateo, CA 94403-7777.

For its services, Investor Services receives a fixed fee per account. The funds may also reimburse Investor Services for certain out-of-pocket expenses, which may include payments by Investor Services to entities, including affiliated entities, that provide sub-shareholder services, recordkeeping and/or transfer agency services to beneficial owners of the fund. The amount of reimbursements for these services per benefit plan participant fund account per year may not exceed the per account fee payable by the fund to Investor Services in connection with maintaining shareholder accounts.

CUSTODIAN Bank of New York, Mutual Funds Division, 90 Washington Street, New York, NY 10286, acts as custodian of the fund's securities and other assets.

AUDITOR PricewaterhouseCoopers LLP, 333 Market Street, San Francisco, CA 94105, is the funds' independent auditor. The auditor gives an opinion on the financial statements included in the trust's Annual Report to Shareholders and reviews the trust's registration statement filed with the U.S. Securities and Exchange Commission (SEC).

MISCELLANEOUS INFORMATION The Information Services & Technology division of Franklin Resources, Inc. (Resources) established a Year 2000 Project Team in 1996. This team has been making necessary software changes to help the computer systems that service the fund and its shareholders to be Year 2000 compliant. After completing these modifications, comprehensive tests are conducted in one of Resources' U.S. test labs to verify their effectiveness. Resources continues to seek reasonable assurances from all major hardware, software or data-services suppliers that they will be Year 2000 compliant on a timely basis. Resources is also developing a contingency plan, including identification of those mission critical systems for which it is practical to develop a contingency plan. However, in an operation as complex and geographically distributed as Resources' business, the alternatives to use of normal systems, especially mission critical systems, or supplies of electricity or long distance voice and data lines are limited.

16. BROKERAGE ALLOCATION AND OTHER POLICIES

Since most purchases by the funds are principal transactions at net prices, the funds incur little or no brokerage costs. The funds deal directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The funds seek to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place a dollar value on the special executions or on the research services the manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions in order to obtain additional research services allows the manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs of other securities firms. As long as it is lawful and appropriate to do so, the manager and its affiliates may use this research and data in their investment advisory capacities with other clients. If the funds' officers are satisfied that the best execution is obtained, the sale of fund shares, as well as shares of other funds in the Franklin Templeton Group of Funds, also may be considered a factor in the selection of broker-dealers to execute the funds' portfolio transactions.

If purchases or sales of securities of the funds and one or more other investment companies or clients supervised by the manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the manager, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the funds are concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the funds.

During the fiscal years ended June 30, 1999, 1998 and 1997, the funds did not pay any brokerage commissions.

As of June 30, 1999, Money Fund owned the following securities issued by its regular broker-dealers:

                                           AGGREGATE VALUE OF
                                                PORTFOLIO
                                            TRANSACTIONS ($)
-------------------------------------------------------------
American Express Service Corp.                124,421,000
Ford Motor Credit Corp.                        98,913,000
Morgan Stanley Dean Witter                     49,762,000
Salomon Smith Barney                           49,722,000
Societe Generale Sec. Corp.                    49,658,000
Wachovia Bank                                  25,000,000

Except as noted, the funds did now own securities issued by their regular broker-dealers as of the end of the fiscal year.

17. CAPITAL STOCK AND OTHER SECURITIES

The funds are diversified series of The Money Market Portfolios (the "Trust"), an open-end management investment company, commonly called a mutual fund. The Trust was organized as a Delaware business trust on June 16, 1992, and is registered with the SEC.

The trust does not intend to hold annual shareholder meetings. The trust or a series of the trust may hold special meetings, however, for matters requiring shareholder approval. A meeting may be called by the board to consider the removal of a board member if requested in writing by shareholders holding at least 10% of the outstanding shares. In certain circumstances, we are required to help you communicate with other shareholders about the removal of a board member. A special meeting may also be called by the board in its discretion.

18. PURCHASE, REDEMPTION, AND PRICING OF SHARES

PRICING SHARES The value of a mutual fund is determined by deducting the fund's liabilities from the total assets of the portfolio. The net asset value per share is determined by dividing the net asset value of the fund by the number of shares outstanding.

Each fund calculates its NAV per share each business day at 3:00 p.m. pacific time. The funds do not calculate the NAV on days the New York Stock Exchange
(NYSE) is closed for trading, which include New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The valuation of each fund's portfolio securities, including any securities held in a separate account maintained for when-issued securities, is based on the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the funds would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the funds computed as described above may tend to be higher than a like computation made by a fund with identical investments but using a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the fund resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the funds would be able to obtain a somewhat higher yield than would result from an investment in a fund using only market values, and existing investors in the funds would receive less investment income. The opposite would be true in a period of rising interest rates.

The funds' use of amortized cost, which helps the funds maintain a $1 share price, is permitted by a rule adopted by the U.S. Securities and Exchange Commission (SEC). Under this rule, the funds must adhere to certain conditions. The funds must maintain a dollar-weighted average portfolio maturity of 90 days or less and only buy instruments with remaining maturities of 397 days or less. The funds also must invest only in those U.S. dollar-denominated securities that the manager, in accordance with procedures adopted by the board, determines present minimal credit risks and that are rated in one of the top two ratings by U.S. nationally recognized rating services (or comparable unrated securities), or are instruments issued by an issuer that, with respect to an outstanding issue of short-term debt that is comparable in priority and protection, has received a rating within the two highest ratings. Securities subject to floating or variable interest rates with demand features that comply with applicable SEC rules may have stated maturities in excess of 397 days.

The board has established procedures designed to stabilize, to the extent reasonably possible, each fund's price per share at $1, as computed for the purpose of sales and redemptions. These procedures include a review of the fund's holdings by the board, at such intervals as it may deem appropriate, to determine if the fund's net asset value calculated by using available market quotations deviates from $1 per share based on amortized cost. The extent of any deviation will be examined by the board. If a deviation exceeds 1/2 of 1%, the board will promptly consider what action, if any, will be initiated. If the board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, it will take corrective action that it regards as necessary and appropriate, which may include selling portfolio instruments before maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redeeming shares in kind, or establishing a net asset value per share by using available market quotations.

REDEMPTIONS IN KIND The trust has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the fund's net assets at the beginning of the 90-day period. This commitment is irrevocable without the prior approval of the U.S. Securities and Exchange Commission (SEC). In the case of redemption requests in excess of these amounts, the board reserves the right to make payments in whole or in part in securities or other assets of the fund, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the fund. In these circumstances, the securities distributed would be valued at the price used to compute the fund's net assets and you may incur brokerage fees in converting the securities to cash. Redemptions in kind are taxable transactions.

ITEM 19. TAXATION OF THE FUND

DISTRIBUTIONS OF NET INVESTMENT INCOME The funds declare dividends for each day that the funds' net asset value is calculated. These dividends will equal all of the funds' daily net income payable to shareholders of record as of the close of business the preceding day. The funds' daily net income includes accrued interest and any original issue or acquisition discount, plus or minus any gain or loss on the sale of portfolio securities and changes in unrealized appreciation or depreciation in portfolio securities (to the extent required to maintain a constant net asset value per share), less the estimated expenses of the funds.

The funds receive income generally in the form of interest on their investments. This income, less expenses incurred in the operation of a fund, constitutes a fund's net investment income from which dividends may be paid to investors. Any distributions by a fund from such income will be taxable to investors as ordinary income, whether you take them in cash or in additional shares.

DISTRIBUTIONS OF CAPITAL GAINS The funds may derive capital gains and losses in connection with sales or other dispositions of their portfolio securities. Distributions from net short-term capital gains will be taxable to investors as ordinary income. Because the funds are money market funds, they do not anticipate realizing any long-term capital gains.

MAINTENANCE OF $1.00 NET ASSET VALUE Gains and losses on the sale of portfolio securities and unrealized appreciation or depreciation in the value of these securities may require a fund to adjust distributions in order to maintain a $1.00 net asset value. These procedures may result in under- or over-distributions of net investment income.

EFFECT OF FOREIGN INVESTMENTS ON DISTRIBUTIONS The Money Fund is authorized to invest in foreign securities. Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Money Fund. Similarly, foreign exchange losses realized by the Money Fund on the sale of debt securities are generally treated as ordinary losses. These gains when distributed will be taxable to the Money Fund as ordinary dividends, and any losses will reduce the Money Fund's ordinary income otherwise available for distribution to investors. This treatment could increase or reduce the Money Fund's ordinary income distributions to investors.

INFORMATION ON THE TAX CHARACTER OF DISTRIBUTIONS The funds will inform investors of the amount of their distributions at the time they are paid, and will advise investors of their tax status for federal income tax purposes shortly after the close of each calendar year.

ELECTION TO BE TAXED AS A REGULATED INVESTMENT COMPANY Each fund has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code, has qualified as such for its most recent fiscal year, and intends to so qualify during the current fiscal year. As regulated investment companies, the funds generally pay no federal income tax on the income and gains they distribute to investors. The board reserves the right not to maintain the qualification of a fund as a regulated investment company if it determines such course of action to be beneficial to investors. In such case, a fund will be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to investors will be taxed as ordinary dividend income to the extent of such fund's earnings and profits.

EXCISE TAX DISTRIBUTION REQUIREMENTS To avoid federal excise taxes, the Internal Revenue Code requires a fund to distribute to investors by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year; 98% of its capital gain net income earned during the twelve month period ending October 31; and 100% of any undistributed amounts from the prior year. Each fund intends to declare and pay these amounts in December (or in January for amounts that are treated by investors as received in December) to avoid these excise taxes, but can give no assurances that its distributions will be sufficient to eliminate all taxes.

REDEMPTION OF FUND SHARES Redemptions and exchanges of fund shares are taxable transactions for federal and state income tax purposes. However, because the funds seek to maintain a constant $1.00 per share net asset value, investors should not expect to realize a capital gain or loss upon redemption or exchange of their fund shares.

U.S. GOVERNMENT OBLIGATIONS Many states grant tax-free status to dividends paid to investors from interest earned on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by a fund. Investments in Government National Mortgage Association or Federal National Mortgage Association securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

DIVIDENDS-RECEIVED DEDUCTION FOR CORPORATIONS Because each fund's income is derived primarily from interest, no portion of its distributions generally will be eligible for the dividends-received deduction. None of the dividends paid by the funds for the most recent fiscal year qualified for such deduction, and it is anticipated that none of the current year's dividends will so qualify.

INVESTMENT IN COMPLEX SECURITIES The funds may invest in complex securities. These investments may be subject to numerous special and complex tax rules. These rules could affect whether gains and losses recognized by a fund are treated as ordinary income or capital gain, accelerate the recognition of income to a fund and/or defer a fund's ability to recognize losses, and, in limited cases, subject the Money Fund to U.S. federal income tax on income from certain of its foreign securities. In turn, these rules may affect the amount, timing or character of the income distributed to investors by a fund.

ITEM 20. UNDERWRITERS

     Not Applicable

ITEM 21. CALCULATION OF PERFORMANCE DATA

     Not Applicable

ITEM 22. FINANCIAL STATEMENTS

The audited financial statements and auditor's report in the trust's Annual Report to Shareholders, for the fiscal year ended June 30, 1999, are incorporated herein by reference.








                          THE MONEY MARKET PORTFOLIOS

                                   FORM N-1A

                           PART C: OTHER INFORMATION

      ITEM 23. EXHIBITS.

           The following exhibits are incorporated by reference to the previous filed document indicated below, except as noted.

           (A)  ARTICLES OF INCORPORATION

                (i)  Agreement and Declaration of Trust dated June 16, 1992
                     Filing: Amendment No. 6 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

                (ii) Certificate of Trust dated June 16, 1992
                     Filing: Amendment No. 6 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

           (B)  BY-LAWS

                (i)  By-Laws
                     Filing: Amendment No. 6 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

                (ii) Amendment to By-Laws dated April 19, 1994

           (C)  INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

                Not Applicable

           (D)  INVESTMENT ADVISORY CONTRACTS

                (i) Management Agreement between Registrant and Franklin Advisers, Inc. dated August 27, 1992
                     Filing: Amendment No. 6 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

                (ii) Amendment to Management Agreement dated August 1, 1995 to the Management Agreement dated August 27, 1992
                     Filing: Amendment No. 7 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1996

           (E)  UNDERWRITING CONTRACTS

                Not Applicable

           (F)  BONUS OR PROFIT SHARING CONTRACTS

                Not Applicable

           (G)  CUSTODIAN AGREEMENTS

                (i) Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                     Filing: Amendment No. 7 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1996

                (ii) Terminal Link Agreement between Registrant and Bank of
                     New York dated February 16, 1996
                     Filing: Amendment No. 7 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1996

                (iii)Amendment dated May 7, 1997 to Master Custody Agreement dated February 16, 1996 between Registrant and Bank of New York
                     Filing: Amendment No. 8 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1997

                (iv) Amendment to Master Custody Agreement dated February 27,
                     1998

                (v)  Foreign Custody Manager Agreement dated July 30, 1998

                (vi) Amendment dated September 16, 1999, to Exhibit A of the
                     Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996

           (H)  OTHER MATERIAL CONTRACTS

                Not Applicable.

           (I)  LEGAL OPINION

                Not Applicable

           (J)  OTHER OPINIONS

                Not Applicable

           (K)  OMITTED FINANCIAL STATEMENTS

                Not Applicable

           (L)  INITIAL CAPITAL AGREEMENTS

                (i)  Letters of Understanding dated July 22, 1992
                     Filing: Amendment No. 6 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

           (M)  RULE 12B-1 PLAN

                Not Applicable

           (O)  RULE 18F-3 PLAN

                Not Applicable

           (P)  POWER OF ATTORNEY

                (i)  Power of Attorney dated July 15, 1999

                (ii) Certificate of Secretary dated October 25, 1999

ITEM 24   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

           None

ITEM 25   INDEMNIFICATION

      Reference is made to Article VI of the Registrant's By-Laws (Exhibit b). Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Notwithstanding the provisions contained in the Registrant's By-Laws, in the absence of authorization by the appropriate court on the merits pursuant to Section 5 of Article VI of said By-Laws, any indemnification under said Article shall be made by Registrant only if authorized in the manner provided in either subsection (a) or (b) of Section 6 of Article VI.

ITEM 26   BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER

      Franklin Advisers, Inc., a wholly owned subsidiary of Franklin Resources, Inc., the investment manager for the Registrant, is the investment manager or administrator for numerous other U.S. registered open-end and closed-end investment companies. The officers and directors of the Registrant's investment advisor also serve as officers and/or directors, and/or portfolio managers for (1) the advisor's corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in the Franklin Templeton Group of Funds. For additional information please see Part B and Schedules A and D of Form ADV of the Funds' investment manager (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of the investment manager and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 27   PRINCIPAL UNDERWRITERS

           Not Applicable

ITEM 28   LOCATIONS OF ACCOUNTS AND RECORDS

      The accounts, books or other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are kept by the Registrant or its shareholder services agent, Franklin/Templeton Investor Services, Inc., at their respective principal business offices, both of which are at 777 Mariners Island Blvd., San Mateo, California 94404.

ITEM 29   MANAGEMENT SERVICES

      There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30   UNDERTAKING

      Not Applicable

                                   SIGNATURE


Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, the State of California, on the 27th day of October 1999.


                     THE MONEY MARKET PORTFOLIOS
                     (Registrant)


                         By:  Charles E. Johnson*
                              President



*By: /s/ Leiann Nuzum
     Leiann Nuzum
     Attorney in Fact
    (Pursuant to Power of Attorney filed herewith)




                          THE MONEY MARKET PORTFOLIOS
                            REGISTRATION STATEMENT
                                 EXHIBIT INDEX

 EXHIBIT NO.            DESCRIPTION                        LOCATION

 EX-99.(a)(i)           Agreement and Declaration of       *
                        Trust of The Money Market
                        Portfolios dated June 16, 1992

 EX-99.(a)(ii)          Certificate of Trust of The        *
                        Money Market Portfolios dated
                        June 16, 1992

 EX-99.(b)(i)           By-Laws                            *

 EX-99.(b)(ii)          Amendment to By-Laws dated         Attached
                        April 19, 1994

 EX-99.(c)(i)           Management Agreement between       *
                        Registrant and Franklin
                        Advisers, Inc. dated August 27,
                        1992

 EX-99.(c)(ii)          Amendment to Management            *
                        Agreement dated August 1, 1995
                        to the Management Agreement
                        dated August 27, 1995

 EX-99.(g)(i)           Master Custody Agreement           *
                        between Registrant and Bank of
                        New York dated February 16, 1996

 EX-99.(g)(ii)          Terminal Link Agreement between    *
                        Registrant and Bank of New York
                        dated February 16, 1996

 EX-99.(g)(iii)         Amendment dated May 7, 1997 to     *
                        the Master Custody Agreement
                        dated February 16, 1996 between
                        Registrant and Bank of New York

 EX-99.(g)(iv)          Amendment to Master Custody        Attached
                        Agreement dated February 27,
                        1998

 EX-99.(g)(v)           Foreign Custody Manager            Attached
                        Agreement dated July 30, 1998

 EX-99.(g)(vi)          Amendment dated September 26,      Attached
                        1999, to Exhibit A of the
                        Master Custody Agreement
                        between Registrant and Bank of
                        New York dated February 16, 1996

 EX-99.(l)(i)           Letter of Understanding dated      *
                        July 22, 1992

 EX-99.(p)(i)           Power of Attorney dated July       Attached
                        15, 1999

 EX-99.(p)(ii)          Certificate of Secretary dated     Attached
                        October 25, 1999
*  Incorporated by reference